Calculation of Filing Fee Tables
S-3
Orchid Island Capital, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock	457(r)			$ 423,838,857.54	0.0001381	$ 58,532.15
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	2	Equity	Common Stock	415(a)(6)			$ 76,161,142.46			S-3	333-269339	01/27/2023	$ 8,392.96
			Total Offering Amounts:				$ 500,000,000.00		$ 58,532.15
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 58,532.15
Offering Note
[1]	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), the registrant initially deferred payment of all registration fees for the registration statement on Form S-3ASR (File No. 333-291086), filed on October 27, 2025 (the "2025 Registration Statement"). This filing fee exhibit is in connection with a prospectus supplement dated October 27, 2025, filed by the registrant with the Securities and Exchange Commission ("SEC") pursuant to Rule 424(b) of the Securities Act.

[2]	The registrant previously registered $1,000,000,000 in aggregate offering price of securities in a primary offering pursuant to the Registration Statement on Form S-3 (No. 333-269339) filed with the SEC on January 20, 2023 and declared effective on January 27, 2023 (the "2023 Registration Statement"). Pursuant to Rule 415(a)(6) under the Securities Act, the registrant carried forward to the 2025 Registration Statement $76,161,142.46 in aggregate offering price of securities that were initially registered in the primary offering under the 2023 Registration Statement and remained unsold (the "Unsold Securities"). The registrant previously paid a filing fee of $8,392.96 with respect to the Unsold Securities (based on the filing fee rate in effect at the time of the filing of the 2023 Registration Statement). A filing fee of $58,532.15 is being paid herewith, with respect to the $423,838,857.54 of securities registered in the primary offering hereunder.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A